Exhibit 77 O

During the period from July 1, 2011 through September 30, 2011, the Money Market Fund effected one transaction through Fifth Third Securities and the Institutional Money Market Fund effected one transaction through Fifth Third Securities. During the period from October 1, 2011 through December 31, 2011, the Money Market Fund effected two transactions through Fifth Third Securities and the Institutional Money Market Fund effected two transactions through Fifth Third Securities. Fifth Third Securities may be deemed to be affiliate of the Funds, because its affiliate Fifth Third Bank owns more than 5% of the outstanding shares of the Ohio Tax Free Money Market
Fund.

Summary of Transactions

Purchasing Fund         Institutional MMF
Issue                   Union Township
Amount                  $2,600,000
Settlement              9/13/11


Purchasing Fund         Money Market Fund
Issue                   Union Township
Amount                  $1,650,000
Settlement              9/13/11

Purchasing Fund         Institutional MMF
Issue                   Northmont City School District
Amount                  $3,300,000
Settlement              12/21/11

Purchasing Fund         Money Market Fund
Issue                   Northmont City School District
Amount                  $2,700,000
Settlement              12/21/11

Purchasing Fund         Institutional MMF
Issue                   Piqua City School District
Amount                  $1,700,000
Settlement              12/23/11

Purchasing Fund         Money Market Fund
Issue                   Piqua City School District
Amount                  $1,400,000
Settlement              12/23/11